UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): September 2, 2008

                           JACKSONVILLE BANCORP, INC.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

           Federal                        000-49792              33-1002258
           --------                       ---------              ----------
 (State or Other Jurisdiction            (Commission          (I.R.S. Employer
   of Incorporation)                     File Number)        Identification No.)


                 1211 West Morton Avenue, Jacksonville, IL 62650
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (217)-245-4111
                                -----------------
               Registrant's telephone number, including area code

                                 Not Applicable
                               ------------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
            Appointment   of  Certain  Officers;  Compensatory  Arrangements  of
            Certain Officers.

(e) Employment Agreements. On September 2, 2008, Jacksonville Savings Bank (the "Bank"), a wholly-owned subsidiary of Jacksonville Bancorp, Inc., entered into amended and restated employment agreements (the "Agreements") with Richard A. Foss, the President and Chief Executive Officer of the Bank and John Williams, the Senior Vice President of the Bank. The Agreements supersede and replace the prior employment agreements entered into with Messrs. Foss and Williams in January, 2004. The Agreements were amended and restated to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the final regulations issued thereunder. Under the revised Agreements, all cash severance payments will be made in a single cash lump sum distribution within 30 days following the executives' separation from service, provided, however, that in the event the executives are "specified employees" as defined under Code Section 409A, such payments will be delayed until the first day of the seventh full month following the executives' separation from service. All other terms of the Agreements are materially consistent with the previously disclosed terms of the prior employment agreements entered into with the executives. The foregoing description of the Agreements is qualified in its entirety by reference to the Agreements that are attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report, and are incorporated by reference into this Item 5.02.

Salary Continuation Plans. On September 2, 2008, the Bank adopted the Salary Continuation Plan 1 ("Plan 1") and the Salary Continuation Plan 2 ("Plan 2") where participation in each plan is limited to a select group of management and highly compensated employees as determined by the Board in its sole discretion. The purpose of the plans is to provide specified benefits to eligible participants who contribute materially to the continued growth, development and future business success of the Bank. If a participant retires at age 65 or later, or dies while still employed with Bank prior to attaining age 65, he or she will be entitled to the annual normal retirement benefit specified in the participant's individual participation agreement. Upon termination of employment on or after attaining age 55 with 5 years of service but prior to attaining age 65, the participant will be paid an annual early retirement benefit equal to his or her accrued benefit as of the last day of the month preceding termination. Under Plan 1, the participant will be 100% vested in his or her annual early retirement benefit, however, under Plan 2, the participant's annual early retirement benefit will be subject to a vesting percentage specified in the participant's individual retirement agreement. If the participant terminates employment due to disability, the participant will be entitled to his or her accrued benefit as of the date of termination. In the event of a change in control followed by the participant's termination of employment prior to attaining age 65, the participant will be entitled to the change in control benefit equal to the full annual normal retirement benefit, provided, however that such benefit is limited so that it will not constitute an excess parachute payment under Code Section 280G. All benefits under the plans will be paid in equal monthly installments for ten years, with the exception of the

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     participant's  change in control  benefit which will be payable for fifteen years. Notwithstanding the foregoing, in the event a participant is a "specified employee," as defined under Code Section 409A, all payments under the plans that are scheduled to be made during the first six months following the participant's termination of employment for any reason other than death or disability will be accumulated and paid in a lump sum on the first day of the seventh month following such termination. Under Plan 1, Messrs. Foss and Williams will receive a normal retirement benefit of $35,000 and $25,000, respectively for 10 years. Under Plan 2, Mr. Eilering will receive a normal retirement benefit of $12,000 for 10 years. The foregoing description of plans is qualified in its entirety by reference to plans that are attached hereto as Exhibit 10.3 and Exhibit 10.4 of this Current Report, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Shell company transactions: None

(d)  Exhibits:

       Exhibit Number                Description
       --------------                -----------

       Exhibit 10.1                  Employment Agreement for Richard Foss
       Exhibit 10.2                  Employment Agreement for John Williams
       Exhibit 10.3                  Salary Continuation Plan 1
       Exhibit 10.4                  Salary Continuation Plan 2

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JACKSONVILLE BANCORP, INC.


Date: September 2, 2008               By:  /s/ Richard A. Foss
                                           -------------------------------------
                                           Richard A. Foss
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)